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Exhibit 32.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the TEAM America, Inc. (the "Company"), Quarterly Report on Form10-Q for the period ended June 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date:  August  12, 2003
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By: /s/  S. Cash Nickerson                      By: /s/ Andrew H. Johnson
    -------------------------                       ---------------------------
    S. Cash Nickerson                               Andrew H. Johnson
    Chief Executive Officer                         Chief Financial Officer






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